UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 22, 2010

NEOPROBE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-26520	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On June 22, 2010, Neoprobe Corporation (the “Company”) entered into a Securities Exchange Agreement (the “Montaur Exchange Agreement”) with Platinum-Montaur Life Sciences, LLC (“Montaur”), pursuant to which, effective June 25, 2010, Montaur delivered to the Company for cancellation and retirement: (1) the Company’s Amended and Restated 10% Series A Convertible Senior Secured Promissory Note in the principal amount of $7,000,000, due December 26, 2011 (the “Amended Series A Note”); (2) the Company’s Amended and Restated 10% Series B Convertible Senior Secured Promissory Note in the principal amount of $3,000,000, due December 26, 2011 (the “Amended Series B Note,” and together with the Amended Series A Note the “Amended Notes”); and (3) 3,000 shares of the Company’s 8% Series A Convertible Preferred Stock (the “Series A Stock”), all as originally purchased by Montaur pursuant to the terms of the Securities Purchase Agreement, dated December 26, 2007, between the Company and Montaur, as amended by the Securities Amendment and Exchange Agreement, dated July 24, 2009, between the Company and Montaur. Upon the surrender of the Amended Notes and the Series A Stock, the Company issued to Montaur 10,000 shares of the Company’s Series B Convertible Preferred Stock, par value $.001 per share (“Series B Preferred Stock”). As part of the consideration for Montaur’s performance of its obligations under the Montaur Exchange Agreement, the Company will prepay interest and dividends due through the original maturity date of the Amended Notes by issuing an additional 1.3 million shares of the Company’s common stock, $.001 par value (“Common Stock”), upon the conversion of the new Series B Preferred Stock.

Also on June 22, 2010, the Company entered into a Securities Exchange Agreement (the “Bupp Exchange Agreement”) with David C. Bupp, the Company’s president and chief executive officer, and Cynthia B. Gochoco, both individually and as co-executors of the Estate of Walter H. Bupp (the “Bupp Investors”), pursuant to which, effective June 25, 2010, the Bupp Investors delivered to the Company for cancellation and retirement the Company’s 10% Convertible Note in the principal amount of $1,000,000, due July 8, 2008, as subsequently amended to extend the maturity date to December 27, 2011 (the “Bupp Note”), purchased by the Bupp Investors pursuant to the terms of the 10% Convertible Note Purchase Agreement dated as of June 29, 2007, between the Company and the Bupp Investors. Upon the surrender of the Bupp Note, the Company issued the Bupp Investors 1,000 shares of the Company’s Series C Convertible Preferred Stock, par value $.001 per share (“Series C Preferred Stock”).

The foregoing description of the terms of the Montaur Exchange Agreement and the Bupp Exchange Agreement (collectively, the “Exchange Agreements”), is qualified in its entirety by reference to the full text of each of the Exchange Agreements, copies of which are attached hereto Exhibits 10.1 and 10.2, respectively, and each of which is incorporated herein in its entirety by reference.

Item 1.02.   Termination of a Material Definitive Agreement.

The contents of Item 1.01 are incorporated by reference into this item.

As a condition precedent to the Company’s performance of its obligations under the Montaur Exchange Agreement, Montaur agreed to the termination of the Patent, Trademark and Copyright Security Agreement, dated as of December 26, 2007, by and among the Company, its subsidiaries Cardiosonix Ltd. and Cira Biosciences Inc., and Montaur, pursuant to the terms of a Termination of Patent, Trademark, and Copyright Security Agreement, in the form attached to the Montaur Exchange Agreement as Exhibit C. Additionally, pursuant to the terms of the Montaur Exchange Agreement, upon the consummation of the transactions contemplated thereby the following agreements terminated, and are of no further force or effect: (1) the Security Agreement, dated December 26, 2007, between the Company and Montaur; and (2) the Registration Rights Agreement, dated December 26, 2007, between the Company and Montaur, as amended.

Pursuant to the terms of the Bupp Exchange Agreement, upon the consummation of the transactions contemplated thereby the Registration Rights Agreement, dated July 3, 2007, by and among the Company, and David C. Bupp, the Company’s President and Chief Executive Officer, Cynthia B. Gochoco and Walter H. Bupp, as joint tenants with right of survivorship, terminated and is of no further force or effect.

Item 3.02.   Unregistered Sale of Equity Securities.

The contents of Item 1.01 are incorporated by reference into this item. The shares of Series B Preferred Stock and Series C Preferred Stock issued pursuant to the Exchange Agreements were offered and sold to investors in private transactions made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.  The investors are each accredited investors as defined in Rule 501(a) of Regulation D and were fully informed regarding the investment.  In addition, neither the Company nor anyone acting on its behalf offered or sold these securities by any form of general solicitation or general advertising.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 22, 2010, the Company filed a Certificate of Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights (the “Series B Certificate of Designations”) with the Secretary of State of the State of Delaware, designating 10,000 shares of Series B Preferred Stock. Each share of Series B Preferred Stock is convertible at the option of the holder into shares of Common Stock, at a conversion rate of 3,270 shares of Common Stock for each share of Series B Preferred Stock, subject to certain adjustments set forth in the Series B Certificate of Designations. Except with respect to transactions upon which the shares of Series B Preferred Stock have the right to vote separately as a class pursuant to the Series B Certificate of Designations, the shares of Series B Preferred Stock have no voting rights.  The shares of Series B Preferred Stock rank senior to shares of all other series of Common Stock and Preferred Stock of the Company designated as junior to the Series B Preferred Stock with respect to dividends, distributions, and payments upon liquidation, dissolution, and winding up of the Company. The Series B Preferred Stock ranks junior to the Company’s Series C Preferred Stock as to rights to cash dividends, and on a parity with the Series C Preferred Stock as to distributions on liquidation, dissolution or winding up.

Also on June 22, 2010, the Company filed a Certificate of Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights (the “Series C Certificate of Designations”) with the Secretary of State of the State of Delaware, designating 1,000 shares of Series C Preferred Stock. Each share of Series C Preferred Stock is convertible at the option of the holder into shares of Common Stock at a conversion rate of 3,226 shares of Common Stock for each share of Series C Preferred Stock, subject to certain adjustments set forth in the Series C Certificate of Designations. Except with respect to transactions upon which shares of the Series C Preferred Stock have the right to vote separately as a class pursuant to the Series C Certificate of Designations, the shares of Series C Preferred Stock have no voting rights. The shares of Series C Preferred Stock rank senior to shares of all other series of Common Stock and Preferred Stock of the Company designated as junior to the Series C Preferred Stock with respect to dividends, distributions, and payments upon liquidation, dissolution, and winding up of the Company. The Series C Preferred Stock ranks senior to the Series B Preferred Stock as to rights to cash dividends, and on a parity with the Series B Preferred Stock as to distributions on liquidation, dissolution or winding up.

The foregoing description of the Series B Preferred Stock is qualified in its entirety by reference to the Series B Certificate of Designations, filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing description of the Series C Preferred Stock is qualified in its entirety by reference to the Series C Certificate of Designations, filed as Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.   Other Events.

On June 22, 2010, the Company issued a press release announcing that Montaur had agreed to exchange the Amended Notes and Series A Stock for Series B Preferred Stock, and that as part of the consideration for the exchange, the Company would prepay interest and dividends due through the original maturity date of the Amended Notes by agreeing to issue an additional 1.3 million shares of Common Stock on the conversion of the new Series B Preferred Stock. Additionally, the press released announced that the Bupp Note was being exchanged for Series C Preferred Stock, thereby effectively retiring all of the outstanding debt of the Company.  A copy of the complete text of the Company’s June 22, 2010, press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, and markets for the Company’s products, are forward-looking statements.  The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof.  Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings.  The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number		Exhibit Description

4.1	*	Neoprobe Corporation Certificate of Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series B Cumulative Convertible Preferred Stock.

4.2	*	Neoprobe Corporation Certificate of Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights of Series C Cumulative Convertible Preferred Stock.

10.1	*	Securities Exchange Agreement, dated June 22, 2010, by and between Neoprobe Corporation and Platinum-Montaur Life Sciences, LLC.

10.2	*	Securities Exchange Agreement, dated June 22, 2010, by and among Neoprobe Corporation, and David C. Bupp, Cynthia B. Gochoco, both individually and as co-executors of the Estate of Walter H. Bupp.

99.1	*	Neoprobe Corporation press release dated June 22, 2010, entitled “Neoprobe Completes Senior Debt and Preferred Stock Exchanges.”

*Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neoprobe Corporation

Date: June 28, 2010	By:	/s/ Brent L. Larson
Brent L. Larson, Vice President, Finance and Chief Financial Officer